GT INTERACTIVE SOFTWARE CORP.

                            CERTIFICATE OF AMENDMENT

                                       TO

                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

            Pursuant to Section 242 of the Delaware General Corporation Law

            The undersigned, John Baker, President of GT INTERACTIVE SOFTWARE CORP., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that the following resolution, amending the terms of the Series A Convertible Preferred Stock of the Corporation was duly adopted by unanimous written consent of the Board of Directors, on June 25, 1999 and approved on June 29, 1999 by action of the holders of at least a majority of the outstanding shares of such Preferred Stock.

            WHEREAS,   the  Board  of  Directors  is   authorized,   within  the
limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of Preferred Stock, par value $.01 per share, of the Corporation, in one or more classes or series with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

            WHEREAS, the Board of Directors, pursuant to its authority as aforesaid, created a series of 600,000 shares of Preferred Stock designated as Series A Convertible Preferred Stock on February 8, 1999, and now desires, with the consent of the holders of at least a majority of the outstanding shares of such Preferred Stock, to amend the terms thereof.

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            NOW, THEREFORE, BE IT RESOLVED:

            1. Designation and Number of Shares. There shall be hereby created and established a series of Preferred Stock designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The authorized number of shares of Series A Preferred Stock shall be 600,000. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10 below.

            2. Rank. The Series A Preferred Stock shall with respect to distributions of assets and rights upon the occurrence of a Liquidation rank senior to (i) all classes of common stock of the Corporation (including, without limitation, the issued and outstanding shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock")); and (ii) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock (collectively with the Common Stock, the "Junior Stock").

            3. Dividends.

                  (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at an annual rate equal to 8% of the Liquidation Preference only, which shall accrue annually from the date of issuance thereof, whether or not declared. All accrued and unpaid dividends shall, to the extent funds are legally available therefor, be mandatorily paid immediately upon the earliest to occur of (i) a Liquidation, (ii) an optional conversion of shares of Series A Preferred Stock pursuant to Section 7(a) below, (iii) a mandatory conversion of shares of Series A Preferred Stock pursuant to Section 7(b) below, (iv) the redemption of all issued and outstanding shares of Series A Preferred Stock pursuant to Section 5 below and (v) a Merger (the "Dividend Payment Date"). On the Dividend Payment Date, all accrued dividends shall be paid (pro rated to such Dividend Payment Date), (x) in the case of a Liquidation, a cash Merger or a redemption pursuant to Section 5 below, in cash, and (y) in the case of a conversion of shares of Series A Preferred Stock pursuant to Section 7(a) or (b) below or a non-cash Merger, in shares of Common Stock. If dividends are to be paid in shares of Common Stock pursuant to the preceding sentence, the value of such shares shall be equal to (A) in the case of an optional conversion of Series A Preferred Stock pursuant to Section 7(a) hereof, the Current Market Price of the Common Stock on the date on which notice of such optional conversion is delivered to the Corporation, (B) in the case of a mandatory conversion of shares of Series A Preferred Stock pursuant to Section 7(b) hereof, the Current Market Price of the Common Stock on the date on which notice of such mandatory conversion is delivered to the holders of Series A Preferred Stock and (c) in the case of a non-cash Merger, the Current Market Price of the Common Stock on the date on which notice of such Merger is delivered to the holders of Common Stock.

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                  (b) If the  Corporation  declares and pays on the Common Stock an in-kind dividend or distribution of the assets, shares of common stock or other securities of any Person in a spin-off of such Person, then the holders of shares of Series A Preferred Stock shall be entitled to share in such dividend or distribution on a pro rata basis, as if their shares of Series A Preferred Stock (excluding any accrued and unpaid dividends) had been converted into shares of Common Stock pursuant to Section 7(a) immediately prior to the record date for determining the stockholders of the Corporation eligible to receive such dividend or distribution.

            4. Liquidation Preference.

                  (a) Upon the occurrence of a Liquidation or a Merger, the holders of shares of Series A Preferred Stock shall be entitled to be paid for each share of Series A Preferred Stock held thereby, out of the assets of the Corporation legally available for distribution to its stockholders, an amount equal to (i) $50.00 (the "Liquidation Preference") plus (ii) all accrued and unpaid dividends thereon to the date fixed for such Liquidation or consummation of such Merger, before any payment or distribution is made to any Junior Stock less (iii) the fair market value of any assets or securities distributed pursuant to Section 3(b), as determined on the date of any such Liquidation or of the consummation of any such Merger by (A) in the case of any securities so distributed that are publicly traded, the Market Price or (B) in all other cases, a valuation conducted by a nationally recognized investment bank, reasonably satisfactory to the Corporation and the holders of a majority of Series A Preferred Stock. If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock and any stock which is ranked pari passu with the Series A Preferred Stock ("Parity Stock") shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series A Preferred Stock and any Parity Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full. All amounts paid upon the occurrence of a Liquidation or Merger shall be paid in cash; provided, however, that upon the occurrence of a Merger that is a non-cash Merger, the amounts paid to the holders of Series A Preferred Stock shall be in the form of the consideration which the holders of shares of Common Stock of the Corporation are entitled to receive in the Merger. The fair market value of such non-cash Merger consideration shall be determined on the same terms as such fair market value was determined for the holders of Common Stock of the Corporation by the Board of Directors, in exercising its fiduciary duties.

                  (b) After the holders of all shares of Series A Preferred Stock shall have been paid in full the amounts to which they are entitled in
Section 4(a), the shares of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Stock.

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                                                                               4


                  (c) Written notice of a Liquidation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                  (d) Upon the occurrence of a Major Sale, the holders of Series A Preferred Stock shall be entitled to be paid out of the proceeds from such Major Sale available for distribution to the holders of Series A Preferred Stock (after the payment by the Corporation of all taxes required to be paid as a result of such Major Sale, and after the payment of all amounts required to be paid as a result of such Major Sale to creditors who rank senior to the holders of Series A Preferred Stock) an amount equal to the amount which such holders of Series A Preferred Stock are entitled to receive upon the occurrence of a Liquidation or Merger pursuant to Section 4(a) hereof, subject to the provisions of the remainder of this Section 4(d). In the event that such available proceeds from a Major Sale are sufficient to meet such payment to all holders of Series A Preferred Stock in full, then the Series A Preferred Stock shall not be entitled to any further participation in any distribution of the assets of the Corporation. In the event that such available proceeds from a Major Sale are insufficient to meet such payment to all holders of Series A Preferred Stock in full, then such proceeds shall be paid pro rata to the holders of Series A Preferred Stock; provided, however, that after such partial payment, the aggregate payments to which the holders of Series A Preferred Stock shall continue to be entitled pursuant to Section 4(a) hereof upon a Liquidation or Merger, shall be reduced, on a dollar for dollar basis, by all amounts paid to such holders of Series A Preferred Stock pursuant to this Section 4(d).

            5. Redemption.

                  (a) At any time after February 23, 2003, the Corporation shall have the right, at its option, to redeem for cash, out of the funds legally available therefor, all of the issued and outstanding shares of Series A Preferred Stock on not less than fifteen (15) Business Days' written notice of the date of redemption (the "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to (i) the Liquidation Preference plus
(ii) all accrued and unpaid dividends thereon, whether or not declared or payable, less (iii) the fair market value of any assets or securities distributed pursuant to Section 3(b), as determined on the Optional Redemption Date by (A) in the case of any securities so distributed that are publicly traded, the Market Price or (B) all other cases, a valuation conducted by a nationally recognized investment bank, reasonably satisfactory to the Company and the holders of

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a majority of Series A Preferred  Stock,  to the Optional  Redemption  Date,  in
immediately available funds.

                  (b) Notwithstanding Section 5(a) above, at any time within 10 days after the delivery of such notice from the Corporation that it intends to redeem the Series A Preferred Stock pursuant to Section 5(a) hereof, each holder of shares of Series A Preferred Stock shall have the right, at its option, prior to any such redemption to convert all of its shares of Series A Preferred Stock, together with all accrued and unpaid dividends thereon, into shares of Common Stock in accordance with the terms set forth in Sections 3 and 7(a) hereof.

                  (c) Written notice of any redemption of shares of Series A Preferred Stock pursuant to Section 5(a) shall be delivered by the Corporation in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. In order to facilitate the redemption of shares of Series A Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series A Preferred Stock to be redeemed.

            6. Voting Rights; Election of Directors.

                  (a) Subject to subsection (b) below, each outstanding share of Series A Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock voting together as a single class with the Common Stock (and all other classes and series of stock of the Corporation entitled to vote thereon with the Common Stock, if any). With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock (excluding any accrued and unpaid dividends) into shares of Common Stock pursuant to Section 7(a) on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

                  (b) The holders of each share of Series A Preferred Stock shall not be entitled to vote as a separate class on any matter, including any Merger; provided, however, that notwithstanding the foregoing, the holders of the Series A Preferred Stock shall be entitled to vote together as a separate class with respect to (i) any amendment to the terms or conditions of the Series A Preferred Stock set forth in the Certificate of Designations or (ii) any issuance or proposed issuance by the Corporation of any Capital Stock of the Corporation that would rank senior to the Series A Preferred Stock upon a Liquidation.

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            7. Conversion.

                  (a) Optional Conversion. Any holder of Series A Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the conversion price of $5.00 per share, subject to adjustment as provided in Section 7(f) (such price, the "Conversion Price"), then in effect. Such conversion shall be exercised by the surrender of certificate(s) representing the shares of Series A Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series A Preferred Stock), accompanied by written notice that the holder elects to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(l). All certificates representing shares of Series A Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it.

                  (b) Mandatory Conversion. If at any time after the date hereof the Current Market Price of the Common Stock is greater than $15.00 per share (as appropriately adjusted to reflect any event described in Section 7(f)(i), (ii) or (iii)) the Corporation shall have the right, at its option, to cause the mandatory conversion of all (but not less than all) of the issued and outstanding shares of Series A Preferred Stock into shares of Common Stock in accordance with Section 7(a) above, on not less than 10 days' written notice of the date of such mandatory conversion. Not later than 60 days following a date on which the Current Market Price of the Common Stock exceeds $15.00 per share (as appropriately adjusted to reflect any event described in Section 7(f)(i), (ii) or (iii)), written notice of such mandatory conversion of the shares of Series A Preferred Stock shall be delivered by the Corporation in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier to the holders of record of all of the outstanding shares of Series A Preferred Stock, with such notice to be addressed to each such holder at its address as shown by the records of the Corporation. Such mandatory conversion shall be effective upon the close of business on the date of such mandatory conversion set forth in the written notice.

                  (c) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A

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Preferred  Stock  pursuant  to  Section  7(a)  or  (b)  hereof.  Instead  of any fractional shares of Common Stock which would otherwise be issuable upon conversion of shares of Series A Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock that were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Market Price of the Common Stock on the date of such conversion.

                  (d) As promptly as practicable after the surrender of certificate(s) representing any shares of Series A Preferred Stock with respect to which there has been an optional conversion pursuant to Section 7(a) or a mandatory conversion pursuant to Section 7(b), the Corporation shall deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares of Series A Preferred Stock have been converted in accordance with the provisions of this Section 7 and a check or cash in respect of any fractional share arising upon conversion. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person. In case any certificate shall be surrendered for partial conversion pursuant to Section 7(a) hereof, the Company shall issue and deliver to the holder of the certificate so surrendered a new certificate or certificates in an aggregate share amount equal to the unconverted portion of the surrendered certificate.

                  (e) When shares of Series A Preferred Stock are converted pursuant to this Section 7, all dividends payable in accordance with Section 3 above on the shares of Series A Preferred Stock so converted shall be immediately due and payable in accordance with Section 3 above and shall accompany the shares of Common Stock issued upon such conversion.

                  (f) Anti-dilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of the Series A Preferred Stock, shall be subject to adjustment as follows:

                        (i) Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Corporation shall at any time or from time to time, prior to any optional or mandatory conversion of the Series A Preferred Stock, (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series A Preferred Stock, or in which holders of such shares participate, in the manner provided in Section 3) on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any

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shares of its Capital  Stock in a  reclassification  of the Common  Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(f) or to which Section 4 is applicable), then, and in each such case, the Conversion Price in effect immediately prior to such event shall
be  adjusted  (and  any  other  appropriate   actions  shall  be  taken  by  the
Corporation) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the record date applicable to such event. An adjustment made pursuant to this Section 7(f)(i) shall become effective retroactively to the close of business on the day upon which such corporate action becomes effective.

                        (ii) Certain Distributions. In case the Corporation shall at any time or from time to time prior to conversion of the Series A Preferred Stock, distribute to all holders of shares of Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another Person, securities of the Corporation or another Person or other assets (excluding dividends or distributions (including any spin-off) paid or made to holders of shares of Series A Preferred Stock, or in which holders of such shares participate, in the manner provided in Section 3, dividends declared in the ordinary course of business and payable in cash dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this
Section 7(f) and distributions to which Section 4 is applicable) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those distributions in respect of which an adjustment in the Conversion Price is made pursuant to another paragraph of this Section 7(f) and distributions to which Section 4 is applicable), then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined in good faith by the Board of Directors) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution; provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series A Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series A Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a

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date  immediately  following  the close of  business  on the record date for the determination of stockholders entitled to receive such distribution.

                        (iii) Other Changes. In case the Corporation at any time or from time to time, prior to the conversion of the Series A Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 7(f)(i) through (ii) (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series A Preferred Stock).

                        (iv) De Minimis Adjustments. Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least 1% in the Conversion Price, provided, however, that any adjustments which by reason of this Section 7(f)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (g) Abandonment. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price shall be required by reason of the taking of such record.

                  (h) Certificate as to Adjustments. Upon any increase or decrease in the Conversion Price, the Corporation shall within a reasonable period (not to exceed 20 days) following the consummation of any of the foregoing transactions deliver to each registered holder of Series A Preferred Stock a certificate, signed by (i) the President or a Vice President of the Corporation and (ii) the Chief Financial Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                  (i) INTENTIONALLY LEFT BLANK.

                  (j) Notices. In case at any time or from time to time:

                        (w) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;

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                                                                              10


                        (x) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                        (y)    there    shall   be   any    reorganization    or
reclassification of the Common Stock; or

                        (z) there shall occur a Merger or a Major Sale;

then the Corporation shall mail to each holder of shares of Series A Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or the date on which such reorganization, reclassification, Merger or sale is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, Merger or sale.

                  (k) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock. Each June 30th and December 31st, the Corporation shall reserve additional shares of Common Stock reasonably determined by the Corporation to be required to cover the conversion of all dividends (which have accrued to such date) into shares of Common Stock in accordance with Section 3 hereof. The Corporation shall take all action necessary to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares (and accrued dividends) of Series A Preferred Stock.

                  (l) No Conversion Tax or Charge. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any documentary stamp, or similar issue or transfer tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

            8. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

            9. Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

            "Board  of   Directors"   means  the  Board  of   Directors  of  the
Corporation.

            "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

            "Common Stock" shall have the meaning ascribed to it in Section 2 hereof.

            "Conversion Price" shall have the meaning ascribed to it in Section 7(a) hereof.

            "Corporation" shall have the meaning ascribed to it in the first paragraph of this Certificate of Designation.

            "Current Market Price" per share shall mean, as of the date of determination, the average of the daily Market Price under clause (a), (b) or
(c) of the definition thereof of the Common Stock during the immediately preceding thirty (30) trading days ending on such date.

            "Dividend  Payment  Date" shall have the  meaning  ascribed to it in
Section 3 hereof.

            "Junior Stock" shall have the meaning ascribed to it in Section 2 hereof.

            "Liquidation" shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation.

            "Liquidation  Preference"  shall have the meaning  ascribed to it in
Section 4(a) hereof.

            "Major Sale" shall mean a sale of the assets of the Corporation representing all or substantially all of the Humongous business of the Corporation.

            "Market Price" shall mean, as of the date of determination, (a) the closing price per share of Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Corporation.

               "Merger" shall mean a recapitalization, reorganization, merger, sale (including, without limitation, a sale of all or substantially all of the assets of the Corporation) or other business combination transaction after the consummation of which the stockholders of the Corporation prior to such transaction do not own at least a majority of the voting power of the surviving Person or the transferee of the assets of the Corporation, as the case may be.

               "Optional Redemption Date" shall have the meaning ascribed to it in Section 5(a) hereof.

               "Optional Redemption Price" shall have the meaning ascribed to it in Section 5(a) hereof.

               "Parity Stock" shall have the meaning ascribed to it in Section 4(a) hereof.

               "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

               "Series A Preferred Stock" shall have the meaning ascribed to it in Section 1 hereof.

                IN WITNESS WHEREOF, the undersigned has executed and subscribed this certificate this 1st day of July 1999.


                                            GT INTERACTIVE SOFTWARE CORP.


                                            By: /s/ John T. Baker IV
                                               ----------------------------
                                                    John T. Baker IV
                                                    President